As filed with the Securities and Exchange Commission on June 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIC Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1787157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

(650) 388-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob M. Chacko, M.D.

President and Chief Executive Officer

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

(650) 388-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Clark Tony Jeffries Jennifer Knapp Amanda N. Urquiza Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Dominic Piscitelli Chief Financial Officer ORIC Pharmaceuticals, Inc. 240 E. Grand Ave, 2nd Floor South San Francisco, California 94080 (650) 388-5600	Christian Kuhlen General Counsel ORIC Pharmaceuticals, Inc. 240 E. Grand Ave, 2nd Floor South San Francisco, California 94080 (650) 388-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated June 11, 2025

PROSPECTUS

ORIC Pharmaceuticals, Inc.

19,230,845 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 19,230,845 shares of our common stock, par value $0.0001 per share (the “Shares”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors (the “selling stockholders”), which consist of (i) 14,130,313 outstanding shares of our common stock held by the selling stockholders and (ii) 5,100,532 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock. The shares of common stock and pre-funded warrants were issued and sold to the selling stockholders in a private placement (the “Private Placement”) pursuant to a securities purchase agreement among us and such selling stockholders dated May 23, 2025 (the “Purchase Agreement”). We are registering the Shares being offered hereunder pursuant to such Purchase Agreement on behalf of the selling stockholders, to be offered and sold by them from time to time.

The registration of the Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Shares. Sales of the Shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the Shares, or both. We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses. The selling stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the offering of the Shares by the selling stockholders. See “Plan of Distribution” beginning on page 13 of this prospectus for more information about how the selling stockholders may sell their Shares. Our common stock is listed on the Nasdaq Global Select Market under the symbol “ORIC.”

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings.

You should only rely on the information contained in or incorporated by reference into this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. No person has been authorized to give any information or make any representations other than those contained in or incorporated by reference into this prospectus (as supplemented and amended) and, if given or made, such information or representations must not be relied upon as having been authorized by us. Your reliance on any unauthorized information or representation is at your own risk. This prospectus (as supplemented and amended) shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read the entire prospectus (as supplemented and amended) and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision. The information contained in this prospectus, and in any supplement or amendment to this prospectus or any related free writing prospectus, or the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any supplement or amendment to this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ORIC Pharmaceuticals, Inc.,” “we,” “our” and “us” refer, collectively, to ORIC Pharmaceuticals, Inc., a Delaware corporation.

Company Overview

We are a clinical-stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.

Our fully integrated discovery and development team is advancing a diverse pipeline of innovative clinical and discovery stage therapies designed to counter resistance mechanisms in cancer by leveraging our expertise within three specific areas: hormone-dependent cancers, precision oncology and key tumor dependencies.

Our clinical stage product candidates include:

•

ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (“PRC2”) via the embryonic ectoderm development subunit, for which we licensed development and commercialization rights from Mirati Therapeutics, Inc. with a license agreement. We filed and cleared an Investigational New Drug (“IND”) with the Food and Drug Administration (“FDA”) for ORIC-944 in the fourth quarter of 2021. We completed a Phase 1b trial of ORIC-944 as a single-agent, in patients with advanced prostate cancer and reported initial Phase 1b data from this trial in January 2024, demonstrating potential best-in-class drug properties, including an approximate 20-hour clinical half-life, robust target engagement and a favorable safety profile. In July 2024, we announced that in the first half of 2024 we initiated dosing of ORIC-944 in combination with apalutamide as well as in combination with darolutamide, as part of the ongoing Phase 1b trial in patients with metastatic castration resistant prostate cancer (“mCRPC”). We also announced that we entered into clinical trial collaboration and supply agreements with Janssen Research & Development, LLC, a Johnson and Johnson company (“Johnson & Johnson”) and Bayer Consumer Care AG (“Bayer”), to evaluate ORIC-944 in combination with Erleada® (“apalutamide”), Johnson & Johnson’s androgen receptor (“AR”) inhibitor and Nubeqa® (“darolutamide”), Bayer’s AR inhibitor. In January 2025, we reported early Phase 1b combination data from the dose escalation cohort of ORIC-944 in combination with 240 mg (“QD”) apalutamide in patients with mCRPC. We reported dose escalation data of ORIC-944 both in combination with apalutamide and in combination with darolutamide in May 2025, which we expect will be followed by an additional update in the second half of 2025. We also expect to report dose optimization data in combination with AR inhibitor(s) in the fourth quarter of 2025 or first quarter of 2026. We expect to initiate our first Phase 3 trial for ORIC-944 in mCRPC in the first half of 2026.

•

ORIC-114, a brain penetrant, orally bioavailable, irreversible inhibitor that selectively targets epidermal growth factor receptor (“EGFR”) exon 20, human epidermal growth factor receptor 2 (“HER2”) exon 20 and EGFR atypical mutations, for which we licensed development and commercialization rights from Voronoi Inc. with a license and collaboration agreement. In the fourth quarter of 2021, we filed a Clinical Trial Application (“CTA”) in South Korea for ORIC-114, which was cleared in the first quarter of 2022. We also filed and cleared an IND with the FDA for ORIC-114 in the third quarter of 2022. We are enrolling a Phase 1b trial of ORIC-114 as a single-agent, in patients with advanced solid tumors with EGFR and HER2 exon 20 insertion mutations, EGFR atypical mutations or HER2 amplifications, which allows enrollment of patients with central nervous system metastases that are either treated or untreated but asymptomatic. We reported initial Phase 1b data from this trial at the European Society for Medical Oncology Congress in October 2023, which demonstrated both systemic and intracranial activity across multiple dose levels in a heavily pre-treated patient population. In April 2024, we announced the selection of two provisional recommended Phase 2 dose levels of ORIC-114 at 80 mg and 120 mg daily QD. We expect to report a comprehensive data update during the second half of 2025 that will include ORIC-114 in the first-line EGFR exon 20 monotherapy cohort, the 2L+ EGFR atypical cohort and cohorts for 2L EGFR exon 20 and 2L+ HER2 exon 20. In January 2025, we announced that we entered into a clinical trial and supply agreement with Johnson & Johnson, to evaluate ORIC-114 in combination with subcutaneous amivantamab for the first line treatment of patients with advanced non-small cell lung cancer (“NSCLC”) with EGFR exon 20 insertion mutations, and we initiated a Phase 1b trial in the first quarter of 2025. Initial data from this trial in addition to ORIC-114 data as a monotherapy in first-line EGFR atypical mutations are expected in mid-2026. We also expect to initiate Phase 3 trial(s) for ORIC-114 in first-line NSCLC in 2026, in EGFR exon 20, HER2 exon 20, and/or atypical EGFR mutations. Beyond these clinical stage product candidates, we are developing multiple discovery stage precision medicines targeting other hallmark cancer resistance mechanisms.

Corporate Information

We were incorporated in Delaware in August 2014. Our principal executive offices are located at 240 E. Grand Avenue, 2nd Floor, South San Francisco, California 94080. Our telephone number is (650) 388-5600. Our website address is www.oricpharma.com. Information contained on the website is not incorporated by reference into this prospectus or any other filings we make with the SEC.

We use the ORIC Pharmaceuticals logo and other marks as trademarks in the United States and other countries. This prospectus and the documents incorporated herein may contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in such documents, including logos, artwork and other visual displays, may appear without the ® or TM symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Private Placement

On May 23, 2025, in connection with the Private Placement, we entered into the Purchase Agreement with the selling stockholders named in this prospectus. Under the terms of the Purchase Agreement, we agreed to prepare and file a registration statement for purposes of registering the resale of the Shares, to use our commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective for up to two years.

At the closing of the Private Placement, on May 29, 2025 we sold and issued to certain of the selling stockholders (i) 14,130,313 shares of our common stock at a purchase price of $6.50 per share and (ii) 5,100,532 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock at a purchase price of $6.4999 per share and an exercise price of $0.0001 per share. The total purchase price paid by the selling stockholders in the Private Placement was approximately $125 million.

The offer and sale of the securities in the Private Placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on an exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder. Each of the selling stockholders has represented to us that such selling stockholder is an “accredited investor,” as defined in Regulation D of the Securities Act, and that the securities purchased by such selling stockholder were being acquired solely for such selling stockholder’s own account and for investment purposes and not with a view to its future sale or distribution.

The description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which was filed as an exhibit to our Current Report on Form 8-K, filed on May 28, 2025. See “Where You Can Find More Information” and “Incorporation by Reference.” The representations, warranties and covenants made by us in the Purchase Agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

THE OFFERING

Common stock registered for sale by selling stockholders	19,230,845 Shares, consisting of 14,130,313 outstanding shares of our common stock held by the selling stockholders and 5,100,532 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of the Shares by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. See “Use of Proceeds” for additional information.

Offering price	The selling stockholders may sell all or a portion of their Shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” for additional information.

Risk factors	You should read the “Risk Factors” section included in or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“ORIC”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks, uncertainties and assumptions discussed in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, each as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, including any information incorporated or deemed to be incorporated by reference herein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Forward-looking statements contained in this prospectus, any prospectus supplement and the information incorporated by reference herein include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•

the timing, progress and results of preclinical studies and clinical trials for ORIC-944, ORIC-114 and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•	the timing, scope and likelihood of regulatory filings and approvals, including timing of IND or CTA applications and final FDA approval of ORIC-944, ORIC-114 and any other future product candidates;

•	the potential benefits of and activity under the company’s collaboration, licenses and other third-party agreements;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;

•	our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical studies;

•	our manufacturing, commercialization, and marketing capabilities and strategy;

•	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	our expectations regarding the impact of a global pandemic or other public health emergencies on our business;

•	the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•	our expectations regarding the approval and use of our product candidates in combination with other drugs;

•	our competitive position and the success of competing therapies that are or may become available;

•	our estimates of the number of patients that we will enroll in our clinical trials;

•	the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our plans relating to the further development of our product candidates, including additional indications we may pursue;

•	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

•

our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ORIC-944, ORIC-114 and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•

our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•	the pricing and reimbursement of ORIC-944, ORIC-114 and other product candidates we may develop, if approved;

•	the rate and degree of market acceptance and clinical utility of ORIC-944, ORIC-114 and other product candidates we may develop, if approved;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our financial performance;

•	the period over which we estimate our existing cash, cash equivalents and investments will be sufficient to fund our operating plan;

•	the impact of laws and regulations;

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012; and

•	our anticipated use of our existing resources.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the Shares described in the section entitled “Selling Stockholders” to resell such Shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of the Shares held by the selling stockholders. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our common stock covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 19,230,845 Shares, which consist of (i) 14,130,313 outstanding shares of our common stock held by the selling stockholders and (ii) 5,100,532 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock that are held by the selling stockholders. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. We cannot predict when or whether any of the selling stockholders will exercise their pre-funded warrants. See “Prospectus Summary—Private Placement.”

The pre-funded warrants provide that a holder of pre-funded warrants does not have the right to exercise pre-funded warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately before or after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase the Beneficial Ownership Limitation by giving notice to the company, but not in excess of 19.99%. Throughout this prospectus, when we refer to the shares of common stock being registered on behalf of the selling stockholders, we are referring to the outstanding shares of our common stock and the shares issuable upon the exercise of outstanding pre-funded warrants without giving effect to the Beneficial Ownership Limitation.

The following table provides the names of the selling stockholders and the number of Shares offered by such selling stockholders under this prospectus. The selling stockholders listed below have previously been granted registration rights with respect to the Shares offered hereby pursuant to that Purchase Agreement dated as of May 23, 2025, by and between us and the purchasers named therein. The Shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of their Shares offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of Shares. The selling stockholders listed below may also offer and sell less than the number of Shares indicated. The selling stockholders are not making any representation that any Shares covered by this prospectus will or will not be offered for sale.

The number of Shares and percentages of beneficial ownership set forth below are based on 85,224,191 shares of our common stock outstanding as of May 29, 2025. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time.

The number of shares of common stock set forth below for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of May 29, 2025, excluding shares issuable upon the exercise of outstanding pre-funded warrants above the Beneficial Ownership Limitation, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales.

In addition, we may name additional selling stockholders from time to time. Information about such additional selling stockholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
Entities Affiliated with SR One(3)	4,615,384	5.4%	4,615,384	0	*
Point72 Associates, LLC(4)	3,940,395	4.5%	3,846,184	94,211	*
Entities Affiliated with Viking Global Investors(5)	8,729,345	9.99%	3,076,970	6,572,700	7.7%
Entities Affiliated with Venrock Healthcare Capital Partners(6)	6,596,885	7.7%	2,307,692	4,289,193	5.0%
Growth Equity Opportunities 18 VGE, LLC(7)	4,118,621	4.8%	1,923,076	2,195,545	2.6%
Nextech Crossover I SCSP(8)	7,162,637	8.4%	1,876,923	5,285,714	6.2%
Entities Affiliated with Vivo(9)	3,126,604	3.7%	1,046,154	2,080,450	2.4%
Entities Affiliated with NEXTBio(10)	933,622	1.1%	538,462	395,160	*

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the selling stockholders.

(3)

Consists of (i) 2,330,218 shares of common stock and 51,846 shares of common stock issuable upon the exercise of pre-funded warrants purchased by SR One Capital Opportunities Fund I, LP, in the Private Placement, (ii) 1,504,976 shares of common stock and 33,485 shares of common stock issuable upon the exercise of pre-funded warrants purchased by AMZL, LP, in the Private Placement, and (iii) 679,735 shares of common stock and 15,124 shares of common stock issuable upon the exercise of pre-funded warrants purchased by SR One Capital Fund II Aggregator, LP, in the Private Placement. SR One Capital Opportunities Partners I, LP, is the general partner of SR One Capital Opportunities Fund I, LP. SR One Capital Management, LLC (“Capital Management”), is the general partner of SR One Capital Opportunities Partners I, LP. Simeon George, MD, is the Managing Member of Capital Management. SR One Capital Opportunities Partners I, LP, Capital Management, and Simeon George, MD, share voting and investment power with respect to the shares directly held by SR One Capital Opportunities Fund I, LP. SR One Capital Partners II, LP, is the general partner of SR One Capital Fund II Aggregator, LP. Capital Management is the general partner of SR One Capital Partners II, LP. Simeon George, MD, is the Managing Member of Capital Management. SR One Capital Partners II, LP, Capital Management, and Simeon George, MD, share voting and investment power with respect to the shares directly held by SR One Capital Fund II Aggregator, LP. SR One Capital SMA Partners, LP, is the general partner of AMZL, LP. Capital Management is the general partner of SR One Capital SMA Partners, LP. Simeon George, MD, is the Managing Member of Capital Management. SR One Capital SMA Partners, LP, Capital Management, and Simeon George, MD, share voting and investment power with respect to the shares directly held by AMZL, LP. All indirect holders of the above-mentioned shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(4)

Consists of (i) 1,923,077 shares of common stock and 1,923,107 shares of common stock issuable upon the exercise of pre-funded warrants purchased by Point72 Associates, LLC in the Private Placement and (ii) 94,211 shares of common stock held by Point72 Associates, LLC prior to the Private Placement. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities directly held by Point72 Associates, LLC that are reflected herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities.

(5)

Consists of (i) 1,846,182 shares of common stock issuable upon the exercise of pre-funded warrants purchased by Viking Global Opportunities Illiquid Investments Sub-Master LP (the “Opportunities Fund”) in the Private Placement, (ii) 1,230,788 shares of common stock issuable upon the exercise of pre-funded warrants purchased by Viking Global Opportunities Drawdown (Aggregator) LP (the “Drawdown Fund”) in the Private Placement, and (iii) an aggregate of 6,572,700 shares of common stock held by the above referenced entities prior to the Private Placement. In accordance with the Beneficial Ownership Limitation of the pre-funded warrants, the Opportunities Fund and Drawdown Fund are prohibited from exercising such pre-funded warrants to the extent that, immediately prior to or as a result of such exercise, the Opportunities Fund and Drawdown Fund would, together with affiliates and any persons who are members of a Section 13(d) group with these funds or their affiliates, beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. As a result, the “Shares of Common Stock Beneficially Owned Prior to Offering” excludes an aggregate of 920,325 shares of common stock issuable upon the exercise of the pre-funded warrants due to the Beneficial Ownership Limitation. The Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Opportunities GP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of Viking Global Opportunities GP LLC (which is the sole member of Opportunities GP), have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Opportunities GP. The Drawdown Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Drawdown Portfolio GP LLC (“Drawdown GP”), and by VGI, which provides managerial services to the Drawdown Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI) and Viking Global Opportunities Parent GP LLC, the sole member of Viking Global Opportunities Drawdown GP LLC (which is the sole member of Drawdown GP), have shared authority to direct the voting and disposition of investments beneficially owned by VGI and Drawdown GP.

(6)

Consists of (i) 1,716,000 shares of common stock purchased by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”) in the Private Placement, (ii) 537,923 shares of common stock purchased by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) in the Private Placement, (iii) 53,769 shares of common stock purchased by VHCP Co-Investment Holdings III, LLC (“VHCP Co III”) in the Private Placement, and (iv) an aggregate of 4,289,193 shares of common stock held by the above referenced entities prior to the Private Placement. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP Co III. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM EG and VHCPM. The address of the above referenced entities and persons is 7 Bryant Park, 23rd Floor, New York, New York 10018.

(7)

Consists of (i) 1,923,076 shares of common stock purchased by Growth Equity Opportunities 18 VGE, LLC (“GEO 18 VGE”) in the Private Placement and (ii) an aggregate of 2,195,545 shares of common stock held by GEO 18 VGE prior to the Private Placement. GEO 18 VGE is wholly owned by NEA 18 Venture

Growth Equity, L.P. (“NEA 18 VGE”). The sole general partner of NEA 18 VGE is NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”). The sole general partner of NEA Partners 18 VGE is NEA VGE 18 GP, LLC (“NEA VGE 18 LLC”). The managers of NEA VGE 18 LLC are Scott D. Sandell, Anthony A. Florence, Jr., Mohamad Makhzoumi, Ali Behbahani, Carmen Chang, Edward T. Mathers, Paul E. Walker and Rick C. Yang. NEA VGE 18 LLC and its managers may be deemed to beneficially own the securities held by Growth Equity Opportunities 18 VGE, LLC. Each of NEA VGE 18 and its managers disclaims beneficial ownership of any of the shares of our common stock they may be deemed to beneficially own except to the extent of their respective pecuniary interest therein. The address of the above referenced entities and Scott Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of Ali Behbahani, Carmen Chang, Mohamad Makhzoumi, Paul Walker and Rick Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Edward Mathers and Anthony Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.
(8)

Consists of (i) 1,876,923 shares of common stock purchased by Nextech Crossover I SCSp in the Private Placement and (ii) 5,285,714 shares of common stock held by Nextech Crossover I SCSp prior to the Private Placement. Ian Charoub, Costas Constantinides and Rocco Sgobbo share voting and investment power over the shares held by Nextech Crossover I SCSp. The address of Nextech Crossover I SCSp is 8 rue Lou Hemmer, L-1748 Senningerberg, Grand Duchy of Luxembourg.

(9)

Consists of (i) 918,410 shares of common stock purchased by Vivo Opportunity Fund Holdings, L.P. in the Private Placement, (ii) 127,744 shares of common stock purchased by Vivo Opportunity Cayman Fund, L.P. in the Private Placement, and (iii) an aggregate of 2,080,450 shares of common stock held by the above referenced entities prior to the Private Placement. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. Vivo Opportunity Cayman, LLC is the general partner of Vivo Opportunity Cayman Fund, L.P. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Vivo Opportunity Fund Holdings, L.P. or Vivo Opportunity Cayman Fund, L.P. The address of the individuals and entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, California 94301.

(10)

Consists of (i) 192,308 shares of common stock purchased by NEXTBio Master Fund LP in the Private Placement, (ii) 346,154 shares of common stock purchased by NEXTBio Evergreen LLC in the Private Placement, and (iii) 395,160 shares of common stock held by NEXTBio Master Fund LP prior to the Private Placement. Hongbo Lu and Richard Klemm share voting and investment power over the shares held by NEXTBio Master Fund LP and NEXTBio Evergreen LLC. The address of the individuals and entities referenced in this footnote is 3000 Sand Hill Road, Suite 3-210 Menlo Park, California 94025.

PLAN OF DISTRIBUTION

The selling stockholders may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The selling stockholders, including their transferees, pledgees or donees or their respective successors, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of such pre-funded warrants.

The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (i) the second anniversary of the effective date of the registration statement, (ii) such time as all of the Shares covered by this prospectus (A) have been disposed of pursuant to and in accordance with such registration statement or (B) become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of ORIC Pharmaceuticals, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.oricpharma.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025;

•

the portions of our Definitive Proxy Statement on Schedule  14A, filed with the SEC on April 23, 2025 (other than information furnished rather than filed), that are incorporated by reference into our Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 5, 2025;

•	our Current Reports on Form 8-K filed with the SEC on February 25, 2025, March 14, 2025 and May 28, 2025; and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on April 20, 2020, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by making a written or oral request at the following address and telephone number:

ORIC Pharmaceuticals, Inc.

240 E. Grand Ave, 2nd Floor

South San Francisco, California 94080

Attn: Investor Relations

(650) 388-5600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.

Amount to be Paid
SEC registration fee	$25,395
Legal fees and expenses	50,000
Accounting fees and expenses	$35,000
Miscellaneous fees and expenses	—

Total	$110,395

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Any underwriting agreement that we may enter into will likely provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise.

Item 16.	Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	Filed Herewith

4.1	Specimen Common Stock Certificate	S-1/A	4.2	4/20/2020

4.2	Form of Pre-Funded Warrant	8-K	4.1	5/28/2025

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation				X

10.1	Securities Purchase Agreement, dated May 23, 2025, by and among the Company and the purchasers named therein	8-K	10.1	5/28/2025

23.1	Consent of Independent Registered Public Accounting Firm				X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)				X

24.1	Power of Attorney (included on the signature page to this Registration Statement)				X

107	Filing Fee Table				X

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 11, 2025.

ORIC PHARMACEUTICALS, INC.

By:	/s/ Jacob M. Chacko, M.D.
Jacob M. Chacko, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jacob M. Chacko, M.D. and Dominic Piscitelli, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jacob M. Chacko, M.D. Jacob M. Chacko, M.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2025

/s/ Dominic Piscitelli Dominic Piscitelli	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2025

/s/ Richard Heyman, Ph.D. Richard Heyman, Ph.D.	Chair of the Board	June 11, 2025

/s/ Mardi C. Dier Mardi C. Dier	Director	June 11, 2025

/s/ Steven Hoerter Steven Hoerter	Director	June 11, 2025

/s/ Lori Kunkel, M.D. Lori Kunkel, M.D.	Director	June 11, 2025

/s/ Angie You, Ph.D. Angie You, Ph.D.	Director	June 11, 2025